EXHIBIT 21

READING INTERNATIONAL, INC. – LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
A.C.N. 143 633 096 Pty Ltd	Australia
AHGP, Inc.	Delaware
AHLP, Inc.	Delaware
Angelika Film Center Mosaic, LLC	Nevada
Angelika Film Centers (Dallas), Inc.	Texas
Angelika Film Centers (Plano) LP	Nevada
Angelika Film Centers LLC	Delaware
Australia Country Cinemas Pty Ltd	Australia
Australian Equipment Supply Pty Ltd	Australia
Bayou Cinemas LP	Delaware
Bogart Holdings Ltd	New Zealand
Burwood Developments Pty Ltd	Australia
Carmel Theatres, LLC	Nevada
Citadel Agriculture, Inc.	California
Citadel Cinemas, Inc.	Nevada
Citadel Realty, Inc.	Nevada
City Cinemas, LLC	Nevada
Consolidated Amusement Holdings, Inc.	Nevada
Consolidated Entertainment, Inc.	Nevada
Copenhagen Courtenay Central Ltd	New Zealand
Courtenay Car Park Ltd	New Zealand
Craig Corporation	Nevada
Darnelle Enterprises Ltd	New Zealand
Dimension Specialty, Inc.	Delaware
Epping Cinemas Pty Ltd	Australia
Gaslamp Theatres, LLC	Nevada
Hope Street Hospitality, LLC	Delaware
Hotel Newmarket Pty Ltd	Australia
Kahala Cinema Company LLC	Nevada
Liberty Live, LLC	Nevada
Liberty Theaters, LLC	Nevada
Liberty Theatricals, LLC	Nevada
Minetta Live, LLC	Nevada
Movieland Cinemas (NZ) Ltd	New Zealand
Newmarket Properties #3 Pty Ltd	Australia
Newmarket Properties No. 2 Pty Ltd	Australia
Newmarket Properties Pty Ltd	Australia
Orpheum Live, LLC	Nevada
Queenstown Land Holdings Ltd	New Zealand
Reading Arthouse Distribution Ltd	New Zealand
Reading Arthouse Ltd	New Zealand
Reading Associated Payroll Services, LLC	Nevada
Reading Auburn Pty Ltd	Australia
Reading Australia Leasing (E&R) Pty Ltd	Australia
Reading Belmont Pty Ltd	Australia
Reading Capital Corporation	Delaware
Reading Center Development Corporation	Pennsylvania
Reading Charlestown Pty Ltd	Australia
Reading Cinemas Courtenay Central Ltd	New Zealand
Reading Cinemas Management Pty Ltd	Australia
Reading Cinemas NJ, Inc.	Delaware
Reading Cinemas of Puerto Rico, Inc.	Puerto Rico
Reading Cinemas Pty Ltd	Australia
Reading Cinemas Puerto Rico LLC	Nevada
Reading Cinemas USA LLC	Nevada
Reading Colac Pty Ltd	Australia
Reading Company	Pennsylvania
Reading Consolidated Holdings, Inc.	Nevada
Reading Consolidated Holdings (Hawaii), Inc.	Hawaii
Reading Dandenong Pty Ltd	Australia
Reading Elizabeth Pty Ltd	Australia
Reading Entertainment Australia Pty Ltd	Australia
Reading Exhibition Pty Ltd	Australia
Reading Holdings, Inc.	Nevada
Reading International Cinemas LLC	Delaware
Reading International Services Company	California
Reading Licenses Pty Ltd	Australia
Reading Maitland Pty Ltd	Australia
Reading Malulani, LLC	Nevada
Reading Melton Pty Ltd	Australia
Reading Moonee Ponds Pty Ltd	Australia
Reading Murrieta Theater, LLC	Nevada
Reading New Zealand Holdings Ltd	New Zealand
Reading New Zealand Ltd	New Zealand
Reading Pacific LLC	Nevada
Reading Properties Indooroopilly Pty Ltd	Australia
Reading Properties Lake Taupo Ltd	New Zealand
Reading Properties Manukau Ltd	New Zealand
Reading Properties New Zealand Ltd	New Zealand
Reading Properties Pty Ltd	Australia
Reading Properties Taringa Pty Ltd	Australia
Reading Property Holdings Pty Ltd	Australia
Reading Queenstown Ltd	New Zealand
Reading Real Estate Company	Pennsylvania
Reading Rouse Hill Pty Ltd	Australia
Reading Royal George, LLC	Delaware
Reading Sunbury Pty Ltd	Australia
Reading Theaters, Inc.	Delaware
Reading Wellington Properties Ltd	New Zealand
Rhodes Peninsula Cinema Pty Ltd	Australia
Rialto Brands Ltd	New Zealand
Rialto Cinemas Ltd	New Zealand
Rialto Distribution Ltd	New Zealand
Rialto Entertainment Ltd	New Zealand
Ronwood Investments Ltd	New Zealand
Rydal Equipment Co.	Pennsylvania
S Note Liquidation Company, LLC	Nevada
Sails Apartments Management Ltd	New Zealand
Sutton Hill Properties, LLC	Nevada
Tobrooke Holdings Ltd	New Zealand
Trans-Pacific Finance Fund I, LLC	Delaware
Trenton-Princeton Traction Company	New Jersey
Twin Cities Cinemas, Inc.	Delaware
US Agricultural Investors, LLC	Delaware
US Development, LLC	Nevada
US International Property Finance Pty Ltd	Australia
Washington and Franklin Railway Company	Pennsylvania
Westlakes Cinema Pty Ltd	Australia